Exhibit 23.2

                       Consent of Independent Accountants

We consent to the use of our report dated December 11, 1997 incorporated by reference in this Prospectus Supplement to the Registration Statement (File No. 333-26887) of Health and Retirement Properties Trust on Form S-3, with respect to the statement of revenues and certain expenses of Franklin Office Associates for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



KPMG Peat Marwick LLP


Hartford, Connecticut
February 10, 1998